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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated September 18, 2012, with respect to the consolidated financial statements and schedule of Neiman Marcus, Inc. and the effectiveness of internal control over financial reporting of Neiman Marcus, Inc., included in the Registration Statement on Form S-1 and related Prospectus of Neiman Marcus, Inc. dated June 24, 2013.

/s/ ERNST & YOUNG LLP

Dallas, Texas
June 21, 2013

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM